Loan Agreement

between

Skyflyer Technology GmbH, Friedrich-List-Allee 10
41844 Wegberg – Wildenrath

- Borrower -

and

DAST GmbH, Friedrich-List-Allee 10
41844 Wegberg - Wildenrath

- Lender -

1.

The Lender grants the Borrower a loan in the amount of Euro 3,000.00

2.

The interest rate on the loan commencing with payout shall be 8% per annum.

3.

The loan agreement may be cancelled at any time by giving three months notice at the end of a quarter.

The loan amount plus interest is payable upon cancellation of the loan agreement.

Wegberg, November 28, 2007

Skyflyer Technology GmbH	DAST GmbH
Friedrich-List-Allee 10	[Illegible]
[Illegible]
[signature]	[signature]

(Borrower)	(Lender)